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                                   SOFTWARE
                            DISTRIBUTOR AGREEMENT

     THIS AGREEMENT (the "Agreement") is entered into and made this 16th day of January, 1997, by and between TOWNSEND ANALYTICS, LTD., an Illinois corporation, having a principal office at 100 South Wacker Drive, Suite 1506, Chicago, Illinois 60606 ("Townsend"), and Virtual Telecom S.A., a corporation whose principal office is located at MBC-Morgines Business Center, 12, av. des Morgines, 1213 Petit-Lancy, Switzerland (the "Distributor").

                             W I T N E S S E T H:

     WHEREAS, Townsend designs, develops, markets and sells computer software and computer-based software systems and has developed a personal computer software product (the "Product") called "TAL Trading Tools Package" a suite of real time software products. Among the TAL Trading Tools package is a program called RealTick Software which product consists in part of Market Profile Graphic Format Software ("MPGF Software") owned and licensed by the Board of Trade of the City of Chicago ("CBOT") and which reads and displays real time exchange trade price information; and

     WHEREAS, Townsend has been granted a license from the Chicago Board of Trade to incorporate the MPGF Software into the product; and

     WHEREAS, Distributor acknowledges that the Market Profile Graphic format does constitute valuable property of the CBOT, not within the public domain, and that, but for this Agreement, and rights granted herein, Distributor would have no rights with respect thereto; and

     WHEREAS, Distributor acknowledges that TAL Trading Tools does constitute valuable property of Townsend Analytics, Ltd. not within the public domain, and that, but for this Agreement, and rights granted herein, Distributor would have no rights with respect thereto; and

     WHEREAS, Distributor is in the business of selling, supporting, installing and servicing computer software, and has represented that it has the resources, facilities and personnel necessary to maintain the high standards of performance which are necessary to achieve maximum sales of Townsend's products through satisfaction of the end user, and

     WHEREAS, Townsend and Distributor have agreed that throughout the course of this Agreement and in terminating this Agreement they will act in a fair, equitable and ethical manner to each other as well as to the end user;

     NOW, THEREFORE, Townsend and Distributor agree as follows:

1. APPOINTMENT AND ACCEPTANCE. Townsend hereby appoints Distributor, subject to the provisions, terms and conditions set forth in this agreement, as a non-exclusive distributor for the sale, support and servicing of the Product or Products listed in Appendix E of the agreement, which appendix may be amended from time to time. Because this appendix may include or may later be amended to include MPGF enabled software, this agreement contains conditions for the license and distribution of the MPGF enabled software. Distributor hereby accepts such appointment, and by accepting said appointment, acknowledges that it has read and understood this Agreement and the Schedules attached hereto.

     Townsend reserves the right to sell, support and service the Product in competition with the Distributor and to appoint, without limitation, other distributors for the Product.

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2.   DISTRIBUTOR OWNERSHIP, MANAGEMENT AND BUSINESS. This Agreement is entered into by Townsend in reliance upon the representations and agreements by Distributor regarding its ownership, management and conduct of its business.

     Distributor agrees to give Townsend thirty (30) days prior written notice of its intention to effect any of the following changes, and no such change shall be made without the prior written approval of Townsend, which approval shall not be unreasonably withheld.

          (a) A change or transfer which would materially affect, either directly or indirectly, the ownership, management or control of Distributor.

          (b) A sale or transfer of any substantial portion of Distributor's business property or business assets other than in the ordinary course of business.

3.   TERM.

          (a) This Agreement shall become effective as of the date first above written and shall remain in effect for a period of three (3), year(s), unless earlier terminated in accordance with the provisions of Paragraph 4.

          (b) This Agreement shall thereafter be automatically renewed for successive one (1) year periods unless either party notifies the other not less than ninety (90) days prior to the end of any particular term that it does not agree to such an automatic renewal. Exercise of this right shall not, under any circumstance, be deemed a violation of any provisions of this Agreement, and upon the subsequent expiration of the Agreement neither party shall be liable to the other for any damage, costs or expenses.

4.   TERMINATION.

          (a) BY TOWNSEND. Townsend may terminate this Agreement if, at any time during the term of this Agreement or any renewal hereof, Distributor is in material breach of any of the terms, conditions, duties or obligations contained in or referred to in this Agreement, and such breach remains uncorrected for a period of fifteen (15) days following written notice by Townsend to Distributor of said breach and Townsend's intention to terminate this Agreement, provided, however, that Townsend may elect to terminate this Agreement immediately upon written notice to Distributor, if Distributor has violated any of the material terms, conditions, duties or obligations contained in or referred to in Paragraph 5(c), Paragraph 7(g) or Paragraph 7(h) hereof or upon the termination or expiration of the License Agreement between the CBOT and Townsend, a copy of which is attached hereto as Exhibit A. For purposes of this provision, but without limiting Townsend's right to terminate, each of the following is considered to be a material breach:

               (i) Failure by Distributor to make any payment when such payment becomes validly due to Townsend, provided that nothing contained herein shall, or is intended to, change or limit either Townsend's right to take any other or further action as provided for in Townsend's then-current credit policy, or Townsend's right to pursue any other remedy at law or in equity to collect any sums past due.

               (ii) Distributor's violation of any of the provisions for Paragraph 6 hereof.

               (iii) Distributor's violation of any provision of Paragraph 7 hereof.


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               (iv)  Failure by Distributor to correct any practice or conduct after its receipt of written notice from Townsend that such practice or conduct is considered by Townsend to be detrimental to the interests or reputation of Townsend or the CBOT or in violation of Townsend's license from the CBOT.

               (v) Dissolution or insolvency of Distributor, or the filing by or against Distributor of a petition in bankruptcy or for an arrangement, composition or reorganization, which is not dismissed within sixty (60) days, or the appointment of a receiver, trustee or custodian for any substantial part of Distributor's property or business, or an assignment by Distributor for the benefit of its creditors.

               (vi) Distributor's violation of any provision of Paragraph 2 hereof.

               (vii) Submission by Distributor of any information in connection with this Agreement which proves to be false or incorrect in any material respect on the date submitted, omission by Distributor to submit information required under this Agreement, or failure to update information previously supplied, if such causes other information submitted to be false or incorrect in any material respect.

          (b) BY DISTRIBUTOR. Distributor may terminate this Agreement at any time with or without cause by giving Townsend not less than ninety (90) days prior written notice. Termination does not relieve distributor for obligations already incurred for ongoing leases.

5.   TERMS OF SALE.

          (a) DISTRIBUTOR PRICE. Townsend's price to Distributor for the Product shall be the Distributor price established by Townsend from time to time, plus all applicable taxes and shipping charges. Townsend's general terms and conditions of sale shall be shown in its order forms, or in various memoranda, bulletins or correspondence issued by Townsend from time to time. Townsend may change, at any time and from time to time upon thirty (30) days prior written notice, the price and/or terms of sale to Distributor provided that change in prices or terms that are less favorable to the Distributor shall not be applied to orders placed by distributor and accepted by Townsend prior to the date of notice, and scheduled for immediate shipment. Such changes in prices or terms that are more favorable to Distributor shall be applied to all orders not shipped. All prices are F.0.B. Townsend's facilities, and Distributor shall bear all costs, insurance premiums, freight and all other charges and expenses incurred after Townsend has placed the Products in the custody of the carrier at the place of shipment to Distributor.

          (b) PAYMENT. Unless Distributor has qualified for credit, payment for all Products shall be by payment in advance accompanying each order submitted to Townsend.

          (c) END-USER AGREEMENT. Distributor shall not accept an order for the Product without first obtaining from each Customer an executed Townsend License Agreement attached hereto as Exhibit D and, if the order includes RealTick enabled for the Market Profile Graphic, a CBOT End-User Agreement, attached hereto as Exhibit B. Each End-User Agreement shall identify the MPGF Software serial number and may be revised only with express permission of the CBOT. Distributor shall send executed End-User Agreements to the CBOT promptly upon its receipt thereof, and shall furnish a copy of the appropriate executed End-User Agreement to Townsend when it submits an order to Townsend for the MPGF Software.


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          (d)  ORDER ACCEPTANCE AND DELIVERY.  Each of Distributor's orders is subject to acceptance by Townsend at its principal office, which acceptance shall not be unreasonably withheld, provided that the order is accompanied by full payment of the price and a completed and signed End User Agreement signed the end user, a copy of which is attached hereto as Exhibit B. Townsend will use its best efforts to maintain an inventory of Product adequate to meet the reasonably anticipated sales of Distributor. Townsend shall endeavor to promptly fill all accepted orders, but reserves the right to allocate the sale and shipment of Products. Townsend shall not be liable for any delays in filling accepted orders.

          (e) RISK OF LOSS. Risk of loss for all Products shall pass to Distributor at the F.O.B. point. Townsend's responsibility for loss or damage occurring in shipment, storage, delivery or otherwise, to any items being sent to Distributor, or being sent to others for Distributor, shall under all circumstances cease after such items have been delivered by Townsend to any carrier.

6. WARRANTIES. Townsend expressly disclaims all warranties, express or implied with respect to the Product and related materials, or their quality of performance including warranties of merchantability and fitness for a particular purpose. TAL makes no representation concerning the likelihood of profitable trading using the Product. The Product is licensed "as is" and "with all faults". Distributor shall not extend any warranties for or on behalf of Townsend or the CBOT and shall make no representation or warranty regarding the Product or the MPGF Software or the likelihood of profitable trading based on the Product, the MPGF Software or the Market Profile Graphic Format. In no event shall Townsend or the CBOT incur any liability to Distributor or any customer of Distributor arising out of any contract or arrangement between Distributor and any of its customers unless Townsend or the CBOT shall expressly and in writing agree to the contrary.

ANY CURRENT WARRANTY STATEMENT PUBLISHED BY TOWNSEND IS EXCLUSIVE, AND IS MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHETHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR USE. NEITHER TOWNSEND OR THE CBOT ASSUMES, NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR IT, ANY OTHER LIABILITY IN CONNECTION WITH THE DESIGN, MANUFACTURE, SALE, INSTALLATION OR USE OF ANY OF ITS PRODUCTS. TOWNSEND AND THE CBOT SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THE SALE, DESIGN, MANUFACTURE, INSTALLATION OR USE OF ANY PRODUCTS, WHETHER DUE TO NEGLIGENCE OR ANY OTHER CAUSE.

     Townsend's liability, if any, under any warranty statement shall in all events be limited to repair or replacement at Townsend's sole option of any defective Product, which shall be Distributor's sole and exclusive remedy; provided, however, that if any defective Product cannot in Townsend's sole opinion be replaced then Townsend's liability shall be limited to the return of the last month's lease payment thereof. Any unauthorized modification or improvement to the Product which affects the Product as delivered to Distributor will void Townsend's then-current warranty.

7. DISTRIBUTOR STANDARDS OF OPERATION. Distributor shall use its best efforts to promote the sale of the Product. Distributor shall also undertake to maintain high standards of performance, and shall conduct its business at all times in such a manner as will reflect favorably on Townsend and its products and avoid in any way any deceptive, misleading or unethical practice or advertising. Distributor shall comply with each of the following standards.

          (a) SALES QUOTA. Townsend may establish a mutually-agreed quota for sales by Distributor for one or more periods during the term of this Agreement. Distributor shall


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     endeavor to meet or exceed the quota and any other quota which may be established during the term of this Agreement or any renewal thereof.

          (b) PLACE OF BUSINESS, EQUIPMENT AND FACILITIES. Distributor will equip, staff and maintain a place of business and the equipment and facilities which reflect favorably upon Townsend and its products.

          (c) FINANCIAL RESPONSIBILITY. At Townsend's request, Distributor shall provide Townsend with financial information about Distributor's operations in order to establish and maintain lines of credit.

          (d) RECORDS AND RECORD KEEPING. Distributor agrees to keep accurate book and records of account for a period of up to three (3) years after the close of each calendar year showing all information necessary for the accurate determination of the number of units of the Product sold and the gross proceeds thereof and agrees that the Distributor, CBOT or an independent firm of accountants selected by either of them shall have right to inspect the books and records of the Distributor, it being agreed that any books or records reviewed in connection with such inspection shall be kept strictly confidential and shall not be utilized in any commercial manner other than in connection with determining compliance with this Agreement. In the event such inspection discloses a liability to Townsend or a liability of Townsend to the CBOT as the result of the failure of the Distributor to properly discharge its obligations hereunder in the amount of ten (10%) percent or more, the Distributor shall pay to Townsend the cost of such audit in addition to the amount of such discrepancy. The provisions of this Paragraph shall survive termination of this Agreement for a period of forty-two (42) months after termination.

          (e) MARKETING REPORTING. Distributor will, at Townsend's request, provide Townsend with sales and marketing data and reports.

          (f) TOWNSEND'S TRADEMARKS.

               (i) ADVERTISING AND PROMOTION. Distributor will comply with Townsend's then-current policies regarding advertising and promotion and the use of Townsend's service marks and the like, which policies may be amended by Townsend at any time, or from time to time. Additionally, Distributor will prominently feature Townsend's Product on any sales floor and in promotional activities. As part of its general promotional activities for the Product, Distributor will feature the appropriate Townsend tradename or trademark wherever practicable. Any display of Townsend's tradename shall be accompanied by the words "Authorized Distributor For" or other words approved by Townsend, and Distributor shall not, under any circumstance, use the words "agent", "agency" or other such words in connection with its display of Townsend's tradename.

               Prior to any use, Distributor shall provide Townsend with copies, duplicates, photographs or samples of packaging, advertising, copy, brochures, marketing and promotional materials, documentation and technical materials, and other documents and materials of Distributor bearing any trademark of Townsend for review of the manner in which such trademarks are proposed to be used. Townsend shall be deemed to have consented to any proposed use of the trademarks of which it has been given notice as provided herein if it does not object to such use in writing to Distributor within thirty (30) days of receipt of such notice of proposed use.


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               From time to time Townsend may furnish Distributor with manuals and technical material prepared to facilitate Distributor's sales efforts. All such materials, manuals and lists remain the property of Townsend and are to be returned to Townsend upon the termination or expiration of this Agreement, except as Townsend and Distributor may otherwise agree.

               (ii) TRADEMARKS AND TRADENAMES. All Products sold by Distributor may bear the appropriate Townsend and CBOT trademarks. Distributor shall not be deemed by anything contained in or done pursuant to this Agreement to acquire any right, title or interest in or to the use of any Townsend tradename, trademark or service mark, and shall do nothing to prejudice the value or validity of Townsend's rights therein or ownership thereof. Distributor shall not use any Townsend tradename, trademark, service mark, symbols or the like in connection with the offer and/or sale of any other product or in any manner found objectionable by Townsend. Upon termination or nonrenewal of this Agreement, Distributor shall discontinue any use of Townsend's trademarks and service marks, tradenames, identifying symbols and the like, and all labels, brochures, displays and any and all literature and advertising media relating to Townsend or any of its products.

          (g) Trademark Rights and Quality Standards.

               (i) Subject to the terms and conditions contained herein, Townsend hereby grants to Distributor, for the term of this Agreement, a nonexclusive, nontransferable, right and license to use the trademarks set forth in Exhibit C, attached hereto, as amended from time to time by Townsend (the "CBOT Trademarks") solely in connection with the marketing and the servicing of the MPGF Software.

               (ii) During the term of this Agreement, Distributor shall use and prominently display the CBOT Trademarks on the packaging of the MPGF Software and in the advertising, copy, brochures, marketing and promotional materials, documentation and technical materials, and other materials used, produced or distributed by Distributor for the MPGF Software in accordance with, and subject to, the limitations specified herein.

               (iii) During the term of this Agreement, Distributor shall use the CBOT Trademarks solely in connection with the marketing and the servicing of the MPGF Software. Distributor shall not use the CBOT Trademarks directly or indirectly in connection with, or in relation to, any product except the MPGF Software or any business activity except an activity relating to the marketing or servicing of the MPGF Software.

               Except as otherwise provided herein or with the consent of the CBOT, during the term of this Agreement, Distributor shall not use the CBOT Trademarks or the phrases "CBOT", "Board of Trade", "Chicago Board of Trade" or "Board of Trade of the City of Chicago," or any phrase which is confusingly similar to or a colorable imitation or translation thereof, as part of a company name or trade name, as a product name, trademark or service mark, in its advertising or on its stationary, business cards or the like, and Distributor shall not seek to protect or to register the CBOT Trademarks or any of the foregoing as a trademark or any other form of intellectual property protection.

               (iv) Distributor shall not exercise the rights and licenses granted pursuant to Paragraph 7 (g)(i) hereof, or otherwise use the CBOT Trademarks in any country which requires the registration of users of trademarks, until such time as the parties hereto and


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          the CBOT have entered into a mutually acceptable registered user's agreement and for which an application to record or register the same in such country, at the CBOT's expense, has been made and recorded. Distributor's use of the CBOT Trademarks shall be in strict compliance with applicable standards and statutes, including those standards and statutes of countries other than the United States, in each instance where the CBOT Trademarks are used by Distributor. In each instance where the CBOT Trademarks are used, Distributor shall apply the legend that the applicable CBOT Trademark is a trademark of the CBOT, or, in countries where registered, that the applicable CBOT Trademark is a registered trademark of CBOT.

               (v) Distributor will at no time assert any claim of ownership of, or make any claim to, the CBOT Trademarks or any goodwill or reputation associated with the CBOT Trademarks, by reason of the Distributor's licensed use thereof or otherwise. No right or license is granted hereby, by implication or otherwise, under any mark, trademark, service mark or tradename of the CBOT except as specifically provided herein. Distributor shall nor take or permit others to take any action or omission in derogation of any of the rights of the CBOT in the CBOT Trademarks, during the term of or after this Agreement.

               Any and all right, title or interest in or to the CBOT Trademarks which may accrue to the benefit of, or be acquired by Distributor as a result of Distributor's exercise of the rights and licenses granted pursuant hereto shall be assigned to, and inure to the benefit of, the CBOT; and Distributor hereby assigns and shall assign to the CBOT any and all such right, title and interest as and to the extent requested by the CBOT. All rights not granted to Distributor are hereby expressly reserved by the CBOT.

               (vi) Registration and any other protection for the CBOT Trademarks shall only be obtained by the CBOT in its name. Expenses for such registration incurred by the CBOT in connection with the CBOT Trademarks shall be borne by the CBOT. In those jurisdictions where registration of a user of CBOT Trademarks or registration of trademark licenses is required by law, the CBOT and Distributor shall make joint application to the Registrar of Trade Marks, or to such other person as is required by the laws of the relevant jurisdiction, for the registration of Distributor as the registered user of the CBOT Trademarks or for the registration of this Agreement respectively. Distributor shall furnish the CBOT with all reasonably requested information (including specimens and samples illustrative of the manner of use of the CBOT Trademarks) and documentation (including the execution and delivery of any and all affidavits, declarations, oaths, and other documentation) to assist the CBOT in obtaining and maintaining trademark protection and registrations in any litigation related thereto.

               (vii) Distributor, at the CBOT's expense, shall take all steps and shall provide all materials reasonably required to assist the CBOT in maintaining and enforcing the CBOT Trademarks in connection with MPGF Software. Distributor shall promptly notify the CBOT in writing of any actual or suspected infringement or misuse of the CBOT Trademarks. The CBOT may take action against such infringers or suspected infringers and any and all recoveries resulting from such actions initiated by the CBOT shall be retained by the CBOT.

               (viii) Distributor shall at all times during the term of this Agreement maintain reasonable quality control standards for the MPGF Software, as specified by the CBOT, to protect the CBOT's name, reputation and the CBOT Trademarks (the "Quality Standards"). Distributor shall implement all modifications or supplements to the Quality Standards requested by the CBOT.


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               (ix) Prior to any use, Distributor shall provide the CBOT with copies, duplicates, photographs or samples of packaging, advertising, copy, brochures, marketing and promotional materials, documentation and technical materials, and other documents and materials of Distributor bearing the CBOT Trademarks for the CBOT's review of the manner in which the CBOT Trademarks are proposed to be used. The CBOT shall be deemed to have consented to any proposed use of the CBOT Trademarks of which it has been given notice as provided herein, if it does not object to such use in writing to Distributor within twenty (20) days of receipt of such notice of proposed use. Distributor shall not use, or shall cease to use, such of the foregoing if such use of the CBOT Trademarks (i) is in contravention of any statute, standard or practice, (ii) impairs the validity or enforceability of the CBOT Trademarks, or (iii) reflects poorly on the CBOT.

               (x) Distributor will use all reasonable efforts to correct any use of the CBOT Trademarks which the CBOT identifies to Distributor as objectionable. Upon termination of this Agreement, Distributor shall immediately cease using, directly or indirectly, the CBOT Trademarks, and shall not thereafter use any marks or terms confusingly similar thereto.

          (h) MODIFICATION OR CONVERSION OF PRODUCTS. Distributor shall not remove, deface or otherwise change any descriptive markings, labels, the language of the End-User Agreement, or the copyright notice on any of the Products. Distributor shall not, without the prior written consent of Townsend, make, sell, license or distribute any modifications or improvements to the Products which affect the Product as delivered to Distributor. Townsend will not maintain or support software which has been modified or converted without Townsend's prior authorization.

               (i) SOFTWARE DISTRIBUTION POLICY. Distributor shall limit its sale of the Product only to customers of quotation vendors listed on the form attached hereto as Exhibit C, as amended from time to time in the sole discretion of Townsend. Townsend may modify the list of quotation vendors at any time, or from time to time. Distributor further agrees that it will not copy the Product except with the prior written consent of Townsend and the CBOT. Where it is authorized to make such copies, Distributor further agrees to reproduce all copyright notices and other restrictive legends found on the Product as received from Townsend on all copies of the Product made by Distributor. Townsend shall have the right to audit Distributor and any Distributor installation to ensure compliance with the foregoing, and Distributor shall cooperate with Townsend in any such audit.

          (j) COMPLIANCE WITH LICENSE AND LAWS. Townsend and Distributor shall comply with all requirements imposed on Townsend (and its distributors) in Townsend's license agreement with the CBOT, attached hereto as Exhibit A, and with all federal, state and local laws, regulations, rules and ordinances pertaining to the operations and conduct of its business and the sale of the Product, including but not limited to all laws pertaining to the export of Products to foreign countries.

          (k) CUSTOMER SUPPORT. Distributor shall be adequately familiar with the Product to provide assistance to customers in the installation and use of the Product.

8. CONFIDENTIALITY OF TRADE SECRETS. Distributor agrees that all confidential information received from Townsend, including without limitation all technical information and service manuals received in training sessions, is and shall remain the property and confidential information of Townsend or the CBOT. Similarly, Townsend agrees that all confidential information received from

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Distributor is and shall remain the property and confidential information of
Distributor. Both parties agree, on behalf of themselves and their employees, to use their best efforts to maintain such information in the strictest confidence and not to disclose the same to any third party, including their employees not having a need to know. Neither party shall copy or reproduce any such confidential information without the prior written approval of the other. Both parties agree to obtain from each of its employees having access to such information a written agreement that states that the employee has been informed of the confidential nature of such information and that the employee agrees to maintain such information in confidence. Each party further agrees to return all such information and all copies thereof to the other immediately upon termination of this Agreement.

     The obligations of confidence set forth hereinabove, however, shall impose no obligation upon either party with respect to any confidential information which: (i) is now or which subsequently becomes generally known or available by publication, commercial use or otherwise; (ii) is known by the receiving party at the time of receiving such information; (iii) is furnished to third parties without restriction on disclosure; (iv) is subsequently rightfully furnished by a third party without a restriction on disclosure; or (v) is independently developed by Distributor or Townsend, provided that the person or persons developing same have not had access to the confidential information. Nothing contained herein shall obligate Distributor to return to Townsend any service manuals which were purchased by Distributor from Townsend at the then prevailing Distributor price.

     The obligations set forth in this paragraph shall survive the expiration or any earlier termination of this Agreement.

9.   MISCELLANEOUS.

          (a) RELATIONSHIP OF PARTIES. The relationship between the parties to this Agreement is that of independent contractors. Neither is an agent or employee of the other nor has any right or authority to assume or create any obligation of any kind, expressed or implied, on behalf of the other, nor shall the acts or omissions of either create any liability for the other. Subject to the provisions of this Agreement, Distributor shall conduct its business at its own initiative, responsibility and expense.

          (b)  INDEMNIFICATION.

               (i) Distributor agrees that it will indemnify, defend and hold harmless Townsend, its officers, directors, employees and agents from any and all losses, claims, damages, expenses and causes of action of every nature whatsoever, including attorneys' fees, which are caused by the breach of this Agreement by Distributor or by the negligent acts, omissions or intentional wrongdoing of Distributor in connection with the performance or nonperformance of its obligations hereunder.

               (ii) Distributor shall hold, indemnify and save the CBOT, its members, officers and employees, harmless from any costs, expenses, (including reasonable attorneys' fees), judgments, settlements, losses, or other liabilities incurred by the CBOT, directly or indirectly, as a result of any claim, action, suit or litigation brought against the CBOT by any party arising out of or relating to:
          (a) any failure by Distributor to perform any obligation under this Agreement including but not limited to any failure to obtain executed End-User Agreements, (b) any representations or warranties made by Distributor except as provided herein; or (c) any damages or claims resulting from the termination or expiration of the License Agreement between Townsend and the CBOT.


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          (c)  ASSIGNABILITY.  Neither this Agreement, nor any right or obligation hereunder, is assignable in whole or in part, whether by operation of law or otherwise, by Distributor without the prior written consent of Townsend. This Agreement may be assigned by Townsend and its duties hereunder may be delegated.

          (d) NOTICES AND OTHER COMMUNICATIONS. Unless otherwise provided, every notice hereunder shall be in writing and deemed given when delivered in person or when mailed, postage prepaid, to the intended recipient at the address specified in this Agreement, or other address previously designated by the intended recipient by written notice, provided, however, that notices to Townsend shall be addressed Attention: Vice-President, Marketing and Sales. Any notice of termination or nonrenewal shall be given by registered or certified mail.

          (e) FORCE MAJEURE. Townsend shall not be liable for any loss, damage, delay or other consequence resulting from causes beyond reasonable control, including but not limited to, acts of God, fire, strikes, labor disputes, riot or civil commotion, case of war (declared or undeclared), labor or material shortages or governmental regulations, orders or decisions.

          (f) NON-WAIVER. No failure of exercise, and no delay in exercising, on the part of either party hereto or of the CBOT, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by either party of any right, power or privilege hereunder preclude any other or further exercise thereof.

          (g) ENTIRE AGREEMENT. This Agreement and the attached Addendum set forth the entire understanding of, and supersedes and revokes all prior agreements between, the parties relating to the subject matter contained herein and merges all prior discussions between them. This Agreement may not be modified except by a writing signed by a duly authorized officer of Townsend. The Addendum contains specific details of distributor prices and terms and may be modified from time to time. Nothing in the Addendum can modify the Agreement with respect to the obligations of the Distributor to the Chicago Board of Trade and the Market Profile graphic.

          (h) GOVERNING LAW. The validity, construction, and enforceability of this Agreement shall be governed in all respects by the law of the state of Illinois.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate as of the day first above written.


Virtual Telecom SA, Geneva

By: Neil Gibbons     Daniel Huber

Title: CEO           CFO


ACCEPTED:

TOWNSEND ANALYTICS, LTD.

By: __________________________________

Title: _______________________________

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